Exhibit 5.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Westport Innovations Inc.

We consent to the use of:

•                  our auditors’ report dated May 9, 2008 except as to notes 22 and 23 which are as of July 21, 2008 on the consolidated balance sheets of Westport Innovations Inc. (the “Corporation”) as at March 31, 2008 and 2007 and the consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended March 31, 2008;

•                  our Comments by Auditors for US Readers on Canada-US Reporting Differences dated May 9, 2008 except as to notes 22 and 23 which are as of July 21, 2008 each of which is included in this Registration Statement on Form F-10 of the Corporation.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

July 21, 2008

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.